                                                                   EXHIBIT 10.53

                    AGREEMENT REGARDING REGISTRATION RIGHTS
                           AND AMENDMENT TO WARRANT
                    ---------------------------------------


     This Agreement Regarding Registration Rights and Amendment to Warrant (this "Agreement") is entered into as of this 7th day of January, 1999, by and among Corinthian Colleges, Inc., a Delaware corporation (the "Company"), Primus Capital Fund III Limited Partnership ("Primus"), Banc One Capital Partners II, LLC and BOCP II, Limited Liability Company (together "Banc One" and collectively with Primus, the "Investors"), The Prudential Insurance Company of America ("Prudential") and David G. Moore, Paul St. Pierre, Frank J. McCord, Dennis L. Devereux and Lloyd W. Holland (such individuals being referred to collectively as the "Executives" and individually as an "Executive," and each of the Executives, Prudential and the Investors being referred to as the "Stockholders"),

                                   RECITALS

     WHEREAS, the Company and Prudential are parties to that certain Note Purchase and Revolving Credit Agreement dated as of October 17, 1996 (as heretofore amended, the "Credit Agreement") pursuant to which (a) the Company's 11.02% Senior Secured Notes due October 17, 2004 in the principal amount of $22,500,000 are now outstanding and are held by Prudential, (b) Prudential agreed to lead to the Company from time to time sums evidenced by the Company's Senior Secured Revolving Note in the principal face amount of $5,000,000 and (c) the Company issued to Prudential a Stock Subscription Warrant to subscribe for 5,376.34 shares of the Company's Class A Common Stock (the "Common Stock") and a Contingent Stock Warrant to purchase under certain circumstances additional shares of the Common Stock.

     WHEREAS, in connection with that certain amendment to the Credit Agreement dated as of October 31, 1997 (the "Amendment"), the Company issued to Prudential a Stock Subscription Warrant (the "1997 Warrant") to subscribe for 3,683.29 shares of the Common Stock. The 1997 Warrant is exercisable at any time after October 17, 1999.

     WHEREAS, the Company has advised Prudential that the Company's consolidated Cash Flow From Operations for the fiscal year ended June 30, 1998 was ($3,372,712) and, consequently, (i) an Event of Default occurred under paragraph 7A(iv) of the Credit Agreement, and (ii) a Specified Event of Default occurred under Section 5 of the 1997 Warrant since Consolidated Cash Flow From Operations for the fiscal year ended June 30, 1998 was less than the minimum required under paragraph 6A(6) of the Credit Agreement (the "Cash Flow Default"). Prudential has waived the Cash Flow Default for the purposes of paragraph 7A(iv) of the Credit Agreement, but Prudential has not waived such default for purposes of
Section 5 of the 1997 Warrant with the consequence that the 1997 Warrant, and the rights of the holder thereof, cannot terminate pursuant to the provisions of such Section 5.

     WHEREAS, the Company and each of the Stockholders are parties to that certain Amended and Restated Registration Agreement dated as of October 17, 1996 (and together with that certain First Amendment to the Amended and Restated Registration Agreement dated as of November 24, 1997, the "Registration Agreement").

     WHEREAS, Section 2 of the Registration Agreement provides that each of the Stockholders are entitled to certain "piggyback" registration rights as described therein whenever the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act").

     WHEREAS, the Company is currently contemplating completing prior to October 17, 1999 an underwritten public offering (the "Offering") of its Common Stock and has given notice to the Stockholders of its intention to commence the Offering.

     WHEREAS, in contemplation of the Offering, the parties desire to waive certain provisions of the Registration Agreement and to set forth their respective rights to participate in the Offering as set forth herein.

     WHEREAS, in connection with the Offering, and upon the satisfaction of certain conditions precedent as set forth herein, Prudential is willing to agree to terminate the 1997 Warrant.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

                                   AGREEMENT

1.   Registration Rights in the Offering.
     -----------------------------------

         (a) Each of the Stockholders acknowledges that (i) the Company has notified them of its intention to undertake the Offering, (ii) the managing underwriter of the Offering has notified the Company, and the Company has thereafter notified the Stockholders, that the managing underwriter deems it inadvisable for the orderly marketing of the Offering to include any shares of Common Stock held by the Stockholders as "primary" shares therein, and (iii) the managing underwriter has proposed to include up to an aggregate of 405,000 shares of Company Common Stock held by the Stockholders in the Offering (or such other number of shares as is equal to 15 percent of the number of shares of Common Stock sold by the Company in the Offering, in either case defined as the "Green Shoe Shares"), solely to cover overallotments, by having the underwriters receive options to purchase shares of Common Stock held by certain of the Stockholders (the "Green Shoe").

         (b) Each of the Stockholders acknowledges that it is familiar with its respective priority rights to participate in an underwritten public offering as set forth in Section 2 of the

Registration Agreement and hereby agrees to waive such priority rights held by it and to participate in the Offering only as follows: (i) subject to all non-price terms of the underwriting agreement being in the form of the underwriting agreement approved in writing by Prudential and filed with an Amendment to the Company's Registration Statement on Form S-1 (Registration No. 333-59505) filed with the Securities and Exchange Commission (the "Approved Underwriting Agreement"), Prudential will participate in the Green Shoe portion of the Offering by granting to the underwriters an option to purchase up to all of the shares of Common Stock held by it, excluding any shares issued under the 1997 Warrant (the "Prudential Option"), at a sales price per share equal to the sales price per share received by the Company for the sale by the Company of shares of the Common Stock in the Offering, (ii) if the total number of shares offered by Prudential in the Green Shoe is less than all of the Green Shoe Shares, then each of the Executives will participate in the Green Shoe on an equal basis by granting the underwriters an option to purchase up to 24,927 shares of the Common Stock held by each such Executive (the "Executives' Option"), up to an aggregate maximum (including both the Prudential Option and the Executives' Option) of all of the Green Shoe Shares, and (iii) if the aggregate number of shares offered by Prudential and the Executives in the Green Shoe is less than all of the Green Shoe Shares, then each of the Investors will thereafter have the right to participate in the Green Shoe on a pro rata basis (the "Investors' Option"), up to an aggregate maximum (including the Prudential Option, the Executives' Option and the Investors' Option) of all of the Green Shoe Shares. Notwithstanding the foregoing, Prudential may elect not to grant the Prudential Option to the underwriters if the offering price of the Common Stock in the Offering is less than (x) $14.00 per share if the Offering is consummated on or before March 31, 1999, or (y) a price acceptable to Prudential, if the Offering is consummated after March 31, 1999. The Company agrees that it will not conduct the Offering without offering the Stockholders the right to participate in the Offering in the manner specified in this Section 1(b).

         (c) The waiver in Section 1(b) hereof is applicable to the Offering only and does not constitute a waiver by any Stockholder of any registration rights with respect to any other offering or of any other rights under the Registration Agreement. Except to the extent specifically waived in this Section 1, all other terms of the Registration Agreement shall remain in full force and effect. The waiver in Section 1(b) hereof shall expire and cease to be in effect at the close of business on October 17, 1999 if the Offering has not been consummated prior to that time.

         (d) The Stockholders and the Company hereby agree that if, immediately following the Offering, Prudential owns no shares of Common Stock of the Company and all of its rights under the 1996 Warrant, the Contingent Warrant and the 1997 Warrant have been exercised or terminated, all rights of the holders of Prudential Registrable Securities under the Registration Agreement shall be allocated to the Investors on a pro rata basis. The definition of "Prudential Registrable Securities" in the Registration Agreement shall thereupon be amended in its entirety to mirror the definition of "Investor Registrable Securities" in the Registration Agreement.

     2.  Amendment to 1997 Warrant. Subject to and effective upon the
         -------------------------
satisfaction of the condition precedent in Section 3 prior to January 31, 1999, Prudential and the Company agree that Section 5 of the 1997 Warrant be amended in its entirety to read as follows:

         "5.  Termination Prior to Expiration Date. Anything herein to the
              ------------------------------------
     contrary notwithstanding, this Warrant, and the rights of the holders hereof, will terminate prior to the Expiration Date if either:

              (i) on or before October 17, 1999, each of the following shall have occurred:

                   (a) The Company shall have consummated the Offering in accordance with the terms described in Section 1 of the 1999 Amendment Agreement; provided, however, that the termination of this Warrant is not contingent upon the underwriters of the Offering exercising their overallotment option;

                   (b) as soon as reasonably practicable after the closing of the sale by the Company of shares of its Common Stock to the underwriters in connection with the Offering, the Company (1) shall have used a portion of the proceeds from such sale to prepay the entire outstanding principal amount of the Term Notes, plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect thereto, pursuant to paragraph 4B(1) of the Note Agreement and the entire outstanding principal amount of the Revolving Note, plus interest thereon to the prepayment date, pursuant to paragraph 2B(2) of the Note Agreement, and to pay any other amounts owed by the Company under the Note Agreement and (2) shall have agreed to terminate Prudential's commitment to make any further Revolving Loans under the Note Agreement; and

                   (c) at no time after June 30, 1998 and prior to the date upon which the Company shall have consummated the Offering shall any Event of Default under paragraph 7A(i) of the Note Agreement have occurred; or

              (ii) the Company shall not have consummated the Offering on or before October 17, 1999 and at no time after June 30, 1998 and on or prior to October 17, 1999 shall(1) any Event of Default under paragraph 7A(i) of the Note Agreement have occurred or (2) any other Event of Default have occurred and be continuing on October 17, 1999.

     If the conditions of clause (i) are satisfied, then this Warrant shall terminate upon the consummation of the Offering by the Company. If the conditions of clause (ii) are satisfied, then this Warrant shall terminate on the close of business on October 17, 1999. For purposes of this Warrant
     (x), "Revolving Note", "Revolving Loans", "Event of Default" and "Yield-Maintenance Amount" shall have the meanings given in the Note Agreement,
     (y) the "1999 Amendment Agreement" shall mean that certain Agreement Regarding Registration Rights and Amendment to Warrant dated as of January 7, 1999, by and among the Company, Primus Capital Fund III Limited Partnership, Banc One Capital Partners 11, LLC, BOCP II, Limited Liability Company, Prudential, David G. Moore, Paul St. Pierre, Frank J. McCord, Dennis L. Devereux and Lloyd W. Holland, and (z) the "Offering" shall have the meaning given in the 1999 Amendment Agreement."

Upon the effectiveness of the amendment to the 1997 Warrant under this Section 2, each reference to the 1997 Warrant in any other document, instrument or agreement shall mean and be a reference to the 1997 Warrant as modified by this
Section 2, Except as specifically set forth in this Section 2, the 1997 Warrant shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     3.  Condition Precedent. The effectiveness of the amendment to of the 1997
         -------------------
Warrant pursuant to Section 2 of this Agreement is subject to the receipt by Prudential, prior to January 31, 1999, of evidence that an amendment to Section 6B(iv) of Article IV of the Second Restated Certificate of Incorporation of the Company changing the date therein of "October 31, 1998" to "October 31, 1999" shall have been duly adopted and shall have become effective.

     4.  Miscellaneous Provisions.
         ------------------------

         (a)  Governing Law. This Agreement shall be construed and enforced in
              -------------
accordance with the internal laws of the State of California without regard to the conflict of laws principles of such state.

         (b)  Effectiveness; Counterparts. This Agreement shall become effective
              ---------------------------
upon the execution hereof by the Company and all the Stockholders. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         (c)  Share Price and Number of Shares. The price per share of Common
              --------------------------------
Stock and all numbers of shares of Common Stock expressed in Section 1 of this Agreement are stated after giving effect to a proposed 44.094522 for 1 split of the Company's Common Stock and shall be adjusted for any different split or combination of shares of the Company's Common Stock.

     (d)  Section Titles. The section titles contained in this Agreement are and
          --------------
shall be without substance, meaning or content of any kind whatsoever and are not part of the agreement between the parties hereto.

     (e)  Expenses. The Company confirms its obligations under paragraph 11B of
          --------
the Credit Agreement to pay all of the reasonable fees and expenses of special counsel to Prudential in connection with this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement Regarding Registration Rights and Amendment to Warrant to be duly executed as of the date first above written.

                                     "COMPANY"

                                     CORINTHIAN COLLEGES, INC.


                                     By:   /s/ DAVID MOORE
                                           -------------------------------------

                                           David Moore

                                           President and Chief Executive Officer


                                     "STOCKHOLDERS"

                                     PRIMUS CAPITAL FUND III

                                     LIMITED PARTNERSHIP

                                     By:   Primus Venture Partners III

                                     Its:  General Partner



                                     By:   /s/ LOYAL W. WILSON
                                           -------------------------------------

                                           Loyal Wilson

                                           President

                                     BANC ONE CAPITAL PARTNERS II, LLC

                                     By:   BOCP Holdings Corporation, Manager



                                     By:   /s/ EARLE J. BENSING
                                           -------------------------------------

                                           Name: /s/ EARLE J. BENSING
                                                 -------------------------------

                                           Its:  Authorized Signer
                                                 -------------------------------

                                       BOCP II, LIMITED LIABILITY COMPANY

                                       By: BOCP Holdings Corporation, Manager


                                       By: /s/ Earle J. Bensing
                                           ----------------------------------
                                           Name: Earle J. Bensing
                                                 ----------------------------
                                           Its:  Authorized Signer
                                                 ----------------------------


                                       THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA


                                       By: /s/ Jeffrey L. Dickson
                                           ----------------------------------
                                           Name: Jeffrey L. Dickson
                                                 ----------------------------
                                           Its:  Vice President
                                                 ----------------------------


                                       /s/ David G. Moore
                                       --------------------------------------
                                       David G. Moore


                                       /s/ Paul St. Pierre
                                       --------------------------------------
                                       Paul St. Pierre


                                       /s/ Frank J. McCord
                                       --------------------------------------
                                       Frank J. McCord


                                       /s/ Dennis L. Devereux
                                       --------------------------------------
                                       Dennis L. Devereux


                                       /s/ Lloyd W. Holland
                                       --------------------------------------
                                       Lloyd W. Holland